CURRENT REPORT FOR ISSUERS SUBJECT TO THE

1934 ACT REPORTING REQUIREMENTS

FORM 8-K

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act

Date of Report  (Date of Earliest Event Reported): May 17, 2012

Radient Pharmaceuticals Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-16695	33-0413161
(State or other
jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation)

2492 Walnut Avenue, Suite 100, Tustin, California, 92780-7039

(Address of principal executive offices (zip code))

714-505-4461

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a - 12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13d-4(c))

Item 1.01   Entry Into a Material Definitive Agreement

Item 8.01   Other Events

As previously disclosed in our recent filings, we have been experiencing severe working capital shortages. In addition, substantially all of the holders of approximately $14.0 million of our notes and redeemable preferred shares (the “2011 Noteholders”) had previously declared defaults and demanded repayment of these obligations, which we were unable to pay.

On May 17, 2012, we completed an Agreement with the 2011 Noteholders, severally and not jointly, for the exercise of an aggregate of $150,000 worth of our Series A Common Stock Purchase Warrants at an exercise price of $0.02619 per share. The proceeds received from such Warrant exercise, shall be used solely and exclusively to enable us to keep our Registration Statement on Form S-1 filed under the Securities Act of 1933, as amended, which the Securities and Exchange Commission declared effective on February 14, 2012, current and maintain compliance with our reporting requirements under the Securities Exchange Act of 1934, as amended.

As a condition to the exercise of the Warrants, we agreed that following the date of the Agreement and through and including 5:00 p.m. (EDT) on August 31, 2012, we will not file in any U.S. Bankruptcy Court a voluntary petition for reorganization under Chapter 11 of Title 11 of the United States Code or seek to liquidate under Chapter 7 of such Code. Additionally, each of the 2011 Noteholders, severally and not jointly, agreed to forebear from exercising any of their rights and remedies, whether at law or in equity, against us and our current and former directors and officers for a period that shall not exceed the earlier to occur of (i) August 31, 2012, or (ii) a breach by us of any of our other covenants and agreements contained in the prior agreements with the 2011 Noteholders or in the current Agreement, including, without limitation, our commitment to file with the SEC our 2011 Form 10-K by June 30, 2012 and our March 31, 2012 Form 10-Q by July 15, 2012. The 2011 Noteholders further agreed that in the absence of a further breach of the terms of the Agreement or any of the other agreements between us and the 2011 Noteholders, that each of the previously issued default notices shall be deemed to be withdrawn ab initio upon execution of the Agreement.

Additionally, as part of the Agreement and in order to provide for payment of past due legal fees, we agreed to issue to our legal counsel, Hunter Taubman Weiss LLP, a $300,000 unsecured convertible 4% Company note payable on April 30, 2015, which shall (i) accrue interest at the annual rate of 4% per annum, (ii) be convertible into our Common Stock at a fixed conversion price of $0.01 per share, (iii) be subject to prepayment at the option of the Company, (iv) contain full ratchet and other customary anti-dilution protection, and (v) not be subject to any mandatory installment or other mandatory prepayment provisions prior to the April 30, 2015 maturity date.

Item 9.01   Financial Statements and Exhibits

(c) Exhibits

Exhibit No.	Description

10.1	Agreement with 2011 Noteholders dated May 17, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RADIENT PHARMACEUTICALS CORPORATION

By:	/s/ Douglas MacLellan
Name: Douglas MacLellan
Title: Chief Executive Officer

Dated: May 21, 2012